SharpSpring Reports Fourth Quarter and Full Year 2016 Results

GAINESVILLE, FL — March 15, 2017 – SharpSpring, Inc. (NASDAQ: SHSP), a global provider of cloud-based marketing technologies, reported financial results for the fourth quarter and fiscal year ended December 31, 2016.

Fourth Quarter 2016 Operational Highlights

●	Added 213 new SharpSpring customers and finished the year with 1,139 agency customers and more than 5,250 businesses using the flagship platform.

●	Ranked 391 on Deloitte’s Technology Fast 500™, a ranking of the 500 fastest growing companies in North America.

●	Finalized the closure of the South African office to improve efficiencies and organizational alignment.

●	Elected technology executive Steven Huey to the board of directors and approved a plan to increase the size of the board to seven directors, five of which would be independent.

Fourth Quarter 2016 Financial Results from Continuing Operations

●	Revenue increased 10% to $2.9 million from $2.6 million in the same year-ago period. The improvement was driven by strong growth from the company’s flagship marketing automation solution, which increased 87% to $2.7 million during the fourth quarter of 2016.

●	Gross profit remained consistent at $1.7 million in the fourth quarter of 2016, compared to the same year-ago period.

●	Including non-cash impairment charges, net loss from continuing operations totaled $2.2 million or ($0.26) per share, compared to a net loss of $4.4 million or ($0.60) per share in the fourth quarter of 2015.

●	Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $1.2 million, compared to an adjusted EBITDA loss of $1.0 million in the same year-ago period.

●	Core net loss from continuing operations (a non-GAAP metric reconciled below) totaled $851,000 or ($0.10) per share, compared to core net loss of $1.1 million or ($0.16) per share in the same year-ago period.

●	At quarter-end, cash totaled $8.7 million, compared to $11.6 million at the end of the prior quarter, reflecting $1.1 million of cash tax payments related to the gain on the sale of the SMTP email relay business, which was divested in June 2016.

Full Year 2016 Financial Results from Continuing Operations

●	Revenue increased 26% to $11.5 million from $9.2 million in 2015, driven by strong growth from the flagship SharpSpring marketing automation solution, which increased 109% to $9.1 million.

●	Gross profit was $7.0 million, an increase of 10% from $6.4 million in 2015.

●	Including non-cash impairment charges, net loss from continuing operations totaled $5.2 million or ($0.66) per share, compared to a net loss from continuing operations of $9.6 million or ($1.51) per share in 2015.

●	Adjusted EBITDA loss totaled $3.8 million, compared to adjusted EBITDA loss of $2.9 million in 2015.

●	Core net loss totaled $2.5 million or ($0.31) core net loss per share, compared to core net loss of $2.5 million or ($0.40) core net loss per share in 2015.

Management Commentary

“2016 was a pivotal year for SharpSpring,” said company CEO, Rick Carlson. “We entered the period as essentially three distinct businesses, but emerged as a leaner, more focused, and stronger organization. We grew our flagship product revenues by 109% during 2016 and finished the year with more than 1,100 agency partners and over 5,250 businesses using our platform. Although we succeeded in migrating a portion the GraphicMail customer base to a new product, SharpSpring Mail+, we were ultimately unable to retain customers at the rates that we originally hoped.

“Over the past few months, we have taken some dramatic steps to transform our business. These measures included closing the South African office, adding sales and marketing resources, enhancing our R&D team, and securing partnerships with adjacent solution providers, such as Shutterstock, to strengthen the value of our offering and enable us to become more entrenched within our growing customer base.

“With the corporate restructuring now fully behind us, we are in a stronger position to capitalize on the rapidly expanding marketing automation industry. Although there is still work to be done, we believe we entered 2017 with a completely clean slate, looking leaner and more focused than ever. We expect to leverage this focus over the coming months in the form of accelerated sales starting in Q2 and through the rest of 2017.”

Conference Call

SharpSpring management will hold a conference call today (March 15, 2017) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Edward Lawton will host the call, followed by a question and answer period.

U.S. dial-in number: 877-407-4018

International number: 201-689-8471

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through April 5, 2017.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13654839

About SharpSpring, Inc.

SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a Service (SaaS) platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible monthly contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at www.sharpspring.com.

Non-GAAP Financial Measures

Adjusted EBITDA, core net loss and core net loss per share are “non-GAAP financial measures” presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Form 10-K and Form 10-Q and other risks to which our Company is subject, and various other factors beyond the Company’s control. Except to the extent required by law, the Company undertakes no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

Company Contact:

Edward Lawton

Chief Financial Officer

617-500-0122

ir@sharpspring.com

Investor Relations:

Liolios Group, Inc.

Matt Glover or Najim Mostamand

949-574-3860

SHSP@liolios.com

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue	$2,852,979	$2,602,558	$11,541,702	$9,184,307

Cost of services	1,156,102	931,710	4,507,098	2,781,691
Gross profit	1,696,877	1,670,848	7,034,604	6,402,616

Operating expenses:
Sales and marketing	1,269,855	1,569,436	5,354,301	5,039,395
Research and development	656,841	497,544	2,308,650	1,733,951
General and administrative	1,261,890	851,921	4,432,942	4,005,244
Change in earn out liability	-	(85,748)	219,473	2,555,649
Intangible asset amortization	291,266	367,989	1,360,105	1,508,616
Impairment of intangible assets	1,459,541	1,310,386	1,459,541	1,310,386

Total operating expenses	4,939,393	4,511,528	15,135,012	16,153,241

Operating loss	(3,242,516)	(2,840,680)	(8,100,408)	(9,750,625)
Other income (expense), net	40,262	(101,391)	515,245	(231,718)

Loss before income taxes	(3,202,254)	(2,942,071)	(7,585,163)	(9,982,343)
Provision (benefit) for income tax	(1,013,922)	1,425,005	(2,348,722)	(360,409)
Net loss from continuing operations	(2,188,332)	(4,367,076)	(5,236,441)	(9,621,934)
Net income from discontinued operations, net of tax	-	448,489	10,187,451	1,377,632
Net income (loss)	$(2,188,332)	$(3,918,587)	$4,951,010	$(8,244,302)

Net loss per share from continuing operations
Basic net loss per share	$(0.26)	$(0.60)	$(0.66)	$(1.51)
Diluted net loss per share	$(0.26)	$(0.60)	$(0.66)	$(1.51)

Net income per share from discontinued operations
Basic net income per share	$-	$0.06	$1.29	$0.22
Diluted net income per share	$-	$0.06	$1.29	$0.22

Net income (loss) per share
Basic net income (loss) per share	$(0.26)	$(0.54)	$0.63	$(1.30)
Diluted net income (loss) per share	$(0.26)	$(0.54)	$0.63	$(1.30)

Shares used in computing basic net income (loss) per share	8,356,735	7,229,950	7,895,197	6,354,134
Shares used in computing diluted net income (loss) per share	8,356,735	7,229,950	7,895,197	6,354,134

SharpSpring, Inc.
CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
	(unaudited)
Assets
Cash and cash equivalents	$8,651,374	$4,158,646
Accounts receivable, net	1,261,923	794,123
Deferred income taxes	-	16,645
Income taxes receivable	1,355,180	793,189
Other current assets	1,396,642	205,143
Assets held for sale	-	45,697
Total current assets	12,665,119	6,013,443

Property and equipment, net	905,345	565,481
Goodwill	8,845,394	8,881,933
Other intangible assets, net	2,850,635	5,518,305
Deposits and other	30,464	11,280
Assets held for sale	-	251,565
Total assets	$25,296,957	$21,242,007

Liabilities and Shareholders' Equity
Accounts payable	$498,534	$609,454
Accrued expenses and other current liabilities	953,171	1,098,790
Deferred revenue	280,159	525,217
Current portion of earn out liabilities	-	5,191,116
Income taxes payable	418,357	36,469
Deferred income taxes	-	7,598
Liabilities held for sale	-	369,941
Total current liabilities	2,150,221	7,838,585

Deferred income taxes	228,491	-
Total liabilities	2,378,712	7,838,585

Shareholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued or outstanding at December 31, 2016 and December 31, 2015	-	-
Common stock, $0.001 par value, Authorized shares-50,000,000; issued shares-8,380,663 at December 31, 2016 and 7,233,035 at December 31, 2015; outstanding shares-8,360,663 at December 31, 2016 and 7,233,035 at December 31, 2015	8,381	7,233
Additional paid in capital	27,556,398	22,607,290
Accumulated other comprehensive income (loss)	(445,055)	(142,613)
Accumulated deficit	(4,117,479)	(9,068,488)
Treasury stock	(84,000)	-
Total shareholders' equity	22,918,245	13,403,422

Total liabilities and shareholders' equity	$25,296,957	$21,242,007

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended
	December 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$4,951,010	$(8,244,302)
Deduct: Income from discontinued operations, net of income taxes	10,187,451	1,377,632
Net loss from continuing operations	(5,236,441)	(9,621,934)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,519,257	1,598,032
Impairment of intangibles	1,459,541	1,310,386
Excess tax benefits from share-based payments	-	(1,247)
Non-cash stock compensation	705,649	842,863
Deferred income taxes	233,719	842,688
Loss on disposal of property and equipment	128,978	2,491
Non-cash change in value of earn out liability	219,473	2,556,209
Non-cash gain from escrow claim	(84,000)	-
Unearned foreign currency (gain) loss	(185,414)	152,211
Changes in operating assets and liabilities:
Accounts receivable	(499,516)	(428,764)
Other assets	(210,715)	(18,734)
Income taxes, net	(5,772,621)	(445,145)
Accounts payable	(156,081)	238,957
Accrued expenses and other current liabilities	271,058	71,487
Deferred revenue	(246,721)	(91,703)
Net cash provided by (used in) operating activities - Continuing operations	(7,853,834)	(2,992,203)
Net cash provided by (used in) operating activities - Discontinued operations	785,830	1,493,756
Net cash used in operating activities	(7,068,004)	(1,498,447)

Cash flows from investing activities:
Purchases of property and equipment	(455,506)	(456,512)
Acquisitions of customer assets from resellers	(724,678)	-
Net cash provided by (used in) investing activities - Continuing operations	(1,180,184)	(456,512)
Net cash provided by (used in) investing activities - Discontinued operations	13,945,548	(169,219)
Net cash provided by (used in) investing activities	12,765,364	(625,731)

Cash flows from financing activities:
Payment to reduce earn out liabilities	(1,207,929)	(2,000,000)
Proceeds from exercise of stock options	12,217	141,441
Proceeds from issuance of common stock	-	5,332,023
Excess tax benefits from share-based payments	(422)	1,247
Net cash provided by (used in) financing activities - Continuing operations	(1,196,134)	3,474,711
Net cash provided by (used in) financing activities - Discontinued operations	-	-
Net cash provided by (used in) financing activities	(1,196,134)	3,474,711

Effect of exchange rate on cash	(8,498)	(17,407)

Change in cash and cash equivalents	4,492,728	1,333,126

Cash and cash equivalents, beginning of period	4,158,646	2,825,520

Cash and cash equivalents, end of period	$8,651,374	$4,158,646

SharpSpring, Inc.
RECONCILIATION TO ADJUSTED EBITDA
(Unaudited, in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net loss from continuing operations	$(2,188)	$(4,367)	$(5,236)	$(9,622)
Provision (benefit) for income tax	(1,014)	1,425	(2,349)	(360)
Other (income) expense, net	(40)	101	(515)	232
Depreciation & amortization	350	394	1,519	1,598
Non-cash stock compensation	206	204	706	843
Acquisition related charges	-	(86)	219	2,604
Restructuring charges	-	24	394	493
Impairment of intangible assets	1,460	1,310	1,460	1,310
Adjusted EBITDA	(1,226)	(995)	(3,802)	(2,902)

SharpSpring, Inc.
RECONCILIATION TO CORE NET INCOME (LOSS) AND CORE EARNINGS (LOSS) PER SHARE
(Unaudited, in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net loss from continuing operations	$(2,188)	$(4,367)	$(5,236)	$(9,622)
Amortization of intangible assets	291	368	1,360	1,509
Non-cash stock compensation	206	204	706	843
Acquisition related charges	-	(86)	219	2,604
Restructuring charges	-	24	394	493
Impairment of intangible assets	1,460	1,310	1,460	1,310
Gain from escrow claim	-	-	(260)	-
Tax adjustment	(620)	1,418	(1,114)	339
Core net loss from continuing operations	$(851)	$(1,129)	$(2,471)	$(2,524)

Core net loss per share	$(0.10)	$(0.16)	$(0.31)	$(0.40)
Weighted average common shares outstanding	8,357	7,230	7,895	6,354

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